EXHIBIT 10(z-3)

RESOLUTIONS OF BOARD OF DIRECTORS

RESOLVED, that each non-employee director may transfer, without consideration, any and all options granted to him by the Company (i) under the Company’s 1995 Non-Employee Directors Non-Qualified Stock Option Plan and 1997 Non-Employee Directors Non-Qualified Stock Option Plan and (ii) outside of a stockholder approved plan, subject to the provisions of such options, to any person who is a “family member” of such director as such term is used in the instructions to Form S-8 or to a trust solely for the benefit of such director and his or her such family members; and

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered on behalf of the Company to prepare, execute and deliver and file all such consents, resolutions, certificates, instruments and documents, and to do or cause to be done any and all such further acts and things, that are in their judgment necessary, desirable or appropriate to carry out the purpose of the foregoing resolution.

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RESOLUTIONS OF COMPENSATION AND PERSONNEL COMMITTEE

RESOLVED, that each non-employee director may transfer, without consideration, any and all options granted to him by the Company under the Company’s 2007 Incentive Plan, subject to the provisions of such options, to any person who is a “family member” of such director as such term is used in the instructions to Form S-8 or to a trust solely for the benefit of such director and his or her such family members; and

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered on behalf of the Company to prepare, execute and deliver and file all such consents, resolutions, certificates, instruments and documents, and to do or cause to be done any and all such further acts and things, that are in their judgment necessary, desirable or appropriate to carry out the purpose of the foregoing resolution.